EXHIBIT 10.8

NATIONAL PENN BANCSHARES, INC. CAPITAL ACCUMULATION PLAN
(Amended and Restated Effective January 1, 1997)

(Revised 2001)

Amendment No. 16

National Penn Bancshares, Inc. (the "Company") adopted the National Penn Bancshares, Inc. Capital Accumulation Plan (Amended and Restated Effective January 1, 1997) (Revised 2001)(the "Plan") for the benefit of certain of its Employees (as defined in the Plan) and its subsidiaries' Employees. The Company subsequently amended the Plan by Amendment Nos. 1-15 thereto.

The Company hereby amends the Plan as hereinafter set forth.

1.           The Resources for Retirement, Inc. 401(k) Plan and the Nittany Bank 401(k) Profit Sharing Plan shall be merged with and into this Plan.  Those plans are hereafter together referred to as the “Transferee Plans”.

2.           All accounts transferred to this Plan from the Transferee Plans shall be administered and held in accordance with this Plan, except as hereinafter set forth.  This Plan shall preserve all “benefits, rights and features” that are protected by Section 411(d)(6) of the Internal Revenue Code appurtenant to accounts transferred to this Plan   from the Transferee.  Separate accounts reflecting the transferred amounts shall be maintained to the extent necessary to carry out this requirement.  The transferred account of a participant in the Resources for Retirement, Inc. 401(k) Plan shall be fully vested without regard to length of service upon attainment of age 60.

3.           Neither the accrued benefit nor the nonforfeitable interest of any participant in a Transferee Plan shall be reduced as a result of such transfer other than as a result of investment performance or proper charge of Plan expenses.

4.           The transfers shall comply with the requirements of Section 414(1) of the Internal Revenue Code and the corresponding provisions of this Plan.

Executed this 7th day of March, 2007.

Attest:	NATIONAL PENN BANCSHARES, INC.

By: /s/ Donna L. Wetzel	By: /s/ Earl Houseknecht
Senior Vice President-HR

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